NEWS RELEASE

For Immediate Release
January 25, 2022

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Annual Earnings

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.0 billion bank holding company headquartered in Charleston, West Virginia, today announced net income of $88.1 million and record diluted earnings of $5.66 per share for the year ended December 31, 2021.

Net Interest Income

The Company’s net interest income increased from $154.6 million for the year ended December 31, 2020 to $155.6 million for the year ended December 31, 2021. The Company’s tax equivalent net interest income increased $1.2 million, or 0.8%, from $155.7 million for the year ended December 31, 2020 to $156.9 million for the year ended December 31, 2021. The Company recognized $4.0 million of loan fees associated with PPP loans during 2021 as compared to $1.6 million during 2020. However, lower loan yields (which fell 29 basis points) decreased net interest income by $10.0 million. Additionally, lower average loan balances ($95.6 million) lowered net interest income by $4.2 million and a decrease in accretion from fair value adjustments decreased interest income by $1.7 million. Higher investment balances (which increased $262.2 million) increased net interest income by $7.2 million, while investment yields (which decreased by 45 basis points) decreased net interest income by $6.0 million. Lower rates paid on interest bearing liabilities (40 basis points) and lower average time deposit balances (down $172.3 million) increased net interest income by $11.7 million and $2.6 million, respectively. The Company’s reported net interest margin declined from 3.16% for the year ended December 31, 2020 to 2.89% for the year ended December 31, 2021. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 2.85% for the year ended December 31, 2021 and 3.08% for the year ended December 31, 2020.

The Company’s net interest income increased from $39.5 million during the third quarter of 2021 to $40.6 million during the fourth quarter of 2021. During the fourth quarter of 2021, the Company’s tax equivalent net interest income increased $1.1 million, or 2.8%, to $40.9 million from $39.8 million during the third quarter of 2021. An increase in loan yields (which increased 16 basis points), largely due to interest recoveries on a loan that previously had been classified as a nonperforming loan, increased net interest income by $1.4 million, and lower rates paid on time deposits (which decreased 7 basis points) increased overall net interest income by $0.2 million. These increases were partially offset by lower investment yields (17 basis points) which lowered net interest income by $0.6 million. The Company’s reported net interest margin increased from 2.89% for the third quarter of 2021 to 2.94% for the fourth quarter of 2021. Excluding the favorable impact of the accretion from fair value adjustments, the net interest margin would have been 2.91% for the quarter ended December 31, 2021 and 2.86% for the quarter ended September 30, 2021.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased from 0.38% at December 31, 2020 to 0.21% at December 31, 2021. Total nonperforming assets decreased from $13.9 million at December 31, 2020 to $7.6 million at December 31, 2021. Total past due loans decreased from $8.9 million, or 0.25% of total loans outstanding, at December 31, 2020 to $6.8 million, or 0.19% of total loans outstanding, at December 31, 2021.

As a result of the Company’s quarterly analysis of the adequacy of the ACL, the Company did not record a provision for credit losses in the fourth quarter of 2021 and a recovery of credit losses of $3.2 million for the year ended December 31, 2021, compared to a provision for credit losses of $0.5 million and $10.7 million for the comparable periods in 2020. The determination of the Company’s allowance for credit losses is largely dependent on expected unemployment ranges. Due to improvements in the outlook for unemployment ranges utilized by the Company and adjustments to other qualitative and other factors, during 2021 the Company partially recovered a portion of the provision for credit losses incurred in the quarter ended March 31, 2020 related to the COVID-19 pandemic.

Non-interest Income

Non-interest income was $69.6 million for 2021 as compared to $82.7 million for 2020. During 2020, the Company sold the entirety of its Visa Inc. Class B common shares (86,605 shares) in a cash transaction that resulted in a pre-tax gain of $17.8 million, or $0.84 diluted per share on an after-tax basis. Additionally, the Company reported $0.3 million of realized security gains on the sale of investment securities and $0.5 million of unrealized fair value gains on the Company’s equity securities during 2021 compared to $0.9 million of unrealized fair value losses on the Company’s equity securities during 2020. Exclusive of these items, non-interest income increased from $65.6 million for the year ended December 31, 2020 to $68.8 million for the year ended December 31, 2021. This increase was largely attributable to an increase of $3.9 million, or 17.0%, in bankcard revenues and a $0.7 million, or 8.8%, increase in trust and investment management fee income. These increases were partially offset by a decrease of $0.7 million, or 15.0%, in other income and a decrease of $0.5 million in bank owned life insurance due to lower death benefit proceeds received during 2021 compared to 2020.

Non-interest income was $17.6 million during the quarter ended December 31, 2021 as compared to $17.7 million during the quarter ended December 31, 2020. During the fourth quarter of 2021, the Company reported $0.1 million of unrealized fair value gains on the Company’s equity securities compared to $0.8 million of unrealized fair value gains on the Company’s equity securities during the fourth quarter of 2020. Exclusive of these unrealized fair value gains, non-interest income increased from $16.9 million for the fourth quarter of 2020 to $17.6 million for the fourth quarter of 2021. This increase was largely attributable to higher bankcard revenues ($0.8 million, or 12.9%) and service charges ($0.3 million, or 4.2%). These increases were partially offset by a decrease in other income ($0.3 million).

Non-interest Expenses

Non-interest expenses increased from $115.3 million for 2020 to $117.2 million for 2021. This increase was primarily due to an increase in telecommunication expenses ($0.7 million), FDIC insurance expense ($0.7 million), bankcard expenses ($0.6 million), occupancy related expenses ($0.3 million), advertising expenses ($0.3 million), and equipment and software related expense ($0.3 million). These increases were partially offset by a decrease in other expenses ($0.6 million) and repossessed asset gains ($0.3 million).

Non-interest expenses remained level at $28.6 million for both the quarter ended December 31, 2020 and the quarter ended December 31, 2021. A decrease in salaries and employee benefits expense of $0.7 million was essentially offset by increases in other expenses ($0.2 million), telecommunication expense ($0.2 million), and bankcard expenses ($0.1 million).

Balance Sheet Trends

Loans decreased $78.3 million (2.2%) from December 31, 2020 to $3.54 billion at December 31, 2021. PPP loans decreased $48.9 million from $55.4 million at December 31, 2020 to $6.6 million at December 31, 2021. Excluding outstanding PPP loans (included in the commercial and industrial loan category), total loans decreased $29.4 million, (0.8%), from December 31, 2020 to $3.54 billion at December 31, 2021. Residential real estate loans decreased $38.7 million (2.4%); home equity loans decreased $14.1 million (10.4%); and consumer loans decreased $6.8 million (14.2%). These decreases were partially offset by increases in commercial and industrial loans ($22.1 million, or 7.5%) (excluding PPP loans).

Total average depository balances for the year ended December 31, 2021 increased $486.5 million, or 11.2%, as compared to the year ended December 31, 2020. Average noninterest bearing demand deposits increased $280.0 million, average savings deposits increased $219.5 million, and average interest bearing demand deposits increased $159.3 million. These increases were partially offset by a decrease in average time deposits of $172.3 million. From December 31, 2020, to December 31, 2021, total demand deposit account households increased 2.6% and total demand deposit accounts increased 2.5%.

Income Tax Expense

The Company’s effective income tax rate for the quarter and year ended December 31, 2021 was 21.1% and 20.8%, respectively, compared to 17.0% and 19.5% for the comparable periods in 2020.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 72.0% and the loan to asset ratio was 59.0% at December 31, 2021. The Company maintained investment securities totaling 23.9% of assets as of the same date. Because interest rates remain extremely low, at December 31, 2021 the company maintained significant cash and cash equivalent assets which totaled 10.5% of assets. The Company’s deposit mix is weighted toward checking and saving accounts that fund 64.2% of assets at December 31, 2021. Time deposits fund 17.8% of assets at December 31, 2021, but very few of these deposits are in accounts that have balances of more than $250,000.

The Company continues to be strongly capitalized with tangible equity of $564 million at December 31, 2021. Due to the continued influx of deposits during 2021, the Company’s tangible equity ratio decreased from 10.3% at December 31, 2020 to 9.6% at December 31, 2021. At December 31, 2021, City National Bank’s Leverage Ratio was 8.45%, its Common Equity Tier I ratio was 14.35%, its Tier I Capital ratio was 14.35%, and its Total Risk-Based Capital ratio was 14.78%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On November 19, 2021, the Board approved a quarterly cash dividend of $0.60 cents per share payable January 31, 2022, to shareholders of record as of January 14, 2022. This represents a 3.45% increase from the $0.58 per share dividend paid on October 29, 2021. During the year ended December 31, 2021, the Company repurchased 760,000 common shares at a weighted average price of $77.21 per share as part of a one million share repurchase plan authorized by the Board of Directors in March 2021. As of December 31, 2021, the Company could repurchase approximately 315,000 shares under the current plan.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 94 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) the uncertainties on the Company’s business, results of operations and financial condition, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its continued influence on financial markets, the effectiveness of the Company’s work from home arrangements and staffing levels in operational facilities, the impact of market participants on which the Company relies and actions taken by governmental authorities and other third parties in response to the pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its December 31, 2021 Form 10-K. The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2021 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2021	2021	2021	2021	2020	2021	2020

Earnings
Net Interest Income (fully taxable equivalent)	$40,956	$39,822	$38,257	$37,871	$38,514	$156,906	$155,683
Net Income available to common shareholders	23,386	22,732	22,148	19,814	22,222	88,080	89,595

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.54	$1.47	$1.41	$1.25	$1.40	$5.67	$5.55
Diluted	1.54	1.47	1.41	1.25	1.40	5.66	5.55
Weighted average number of shares (in thousands):
Basic	15,026	15,279	15,573	15,656	15,708	15,381	15,975
Diluted	15,056	15,302	15,594	15,687	15,733	15,407	15,995
Period-end number of shares (in thousands)	15,062	15,192	15,527	15,724	15,768	15,062	15,768
Cash dividends declared	$0.60	$0.58	$0.58	$0.58	$0.58	$2.34	$2.29
Book value per share (period-end)	45.22	44.58	44.79	43.99	44.47	45.22	44.47
Tangible book value per share (period-end)	37.44	36.85	37.20	36.47	36.94	37.44	36.94
Market data:
High closing price	$83.14	$79.99	$83.85	$87.41	$70.77	$87.41	$82.40
Low closing price	76.52	72.29	74.44	69.05	56.98	69.05	55.18
Period-end closing price	81.79	77.91	75.24	81.78	69.55	81.79	69.55
Average daily volume (in thousands)	52	53	61	63	56	57	70
Treasury share activity:
Treasury shares repurchased (in thousands)	131	337	217	75	81	760	573
Average treasury share repurchase price	$78.93	$75.65	$78.75	$76.71	$60.32	$77.21	$63.68

Key Ratios (percent)
Return on average assets	1.56%	1.53%	1.49%	1.38%	1.59%	1.49%	1.66%
Return on average tangible equity	16.7%	15.7%	15.2%	13.5%	15.3%	15.3%	15.6%
Yield on interest earning assets	3.08%	3.04%	3.00%	3.17%	3.32%	3.07%	3.64%
Cost of interest bearing liabilities	0.19%	0.22%	0.27%	0.37%	0.47%	0.26%	0.66%
Net Interest Margin	2.94%	2.89%	2.81%	2.91%	2.99%	2.89%	3.16%
Non-interest income as a percent of total revenue	30.2%	31.1%	31.0%	30.4%	30.7%	30.8%	34.8%
Efficiency Ratio	48.3%	50.0%	52.8%	54.3%	51.0%	51.3%	51.3%
Price/Earnings Ratio (a)	13.27	13.22	13.35	16.30	12.41	14.42	12.52

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.25%	11.69%	11.81%	12.30%	12.46%
Tangible equity to tangible assets	9.58%	9.59%	9.98%	9.93%	10.33%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.08%	16.11%	16.40%	16.76%	16.18%
Tier I	16.08%	16.11%	16.40%	16.76%	16.18%
Total	16.51%	16.56%	16.88%	17.33%	16.75%
Leverage	9.44%	9.46%	9.70%	10.06%	10.22%
City National Bank risk based capital ratios (b):
CET I	14.35%	14.76%	14.82%	14.75%	14.10%
Tier I	14.35%	14.76%	14.82%	14.75%	14.10%
Total	14.78%	15.21%	15.30%	15.33%	14.68%
Leverage	8.45%	8.73%	8.80%	8.91%	8.97%

Other (period-end)
Branches	94	94	94	94	94
FTE	905	921	912	916	926

Assets per FTE (in thousands)	$6,637	$6,463	$6,477	$6,434	$6,219
Deposits per FTE (in thousands)	5,445	5,308	5,271	5,236	5,024

(a) The price/earnings ratio is computed based on annualized quarterly earnings (excludes gain for sale of VISA shares, net of taxes).
(b) December 31, 2021 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2021	2021	2021	2021	2020	2021	2020
Interest Income
Interest and fees on loans	$35,277	$33,961	$33,114	$34,324	$35,685	$136,676	$150,498
Interest on investment securities:
Taxable	5,753	6,144	5,932	5,242	5,500	23,071	23,355
Tax-exempt	1,226	1,257	1,291	1,253	1,254	5,027	3,914
Interest on deposits in depository institutions	217	196	162	118	60	693	492
Total Interest Income	42,473	41,558	40,499	40,937	42,499	165,467	178,259

Interest Expense
Interest on deposits	1,710	1,955	2,460	3,280	4,198	9,405	22,522
Interest on short-term borrowings	132	115	125	117	120	489	993
Interest on long-term debt	—	—	—	—	—	—	100
Total Interest Expense	1,842	2,070	2,585	3,397	4,318	9,894	23,615
Net Interest Income	40,631	39,488	37,914	37,540	38,181	155,573	154,644
(Recovery of) provision for credit losses	—	(725)	(2,000)	(440)	474	(3,165)	10,722
Net Interest Income After (Recovery of) Provision for Credit Losses	40,631	40,213	39,914	37,980	37,707	158,738	143,922

Non-Interest Income
Net gains on sale of investment securities	—	—	29	283	6	312	62
Unrealized gains (losses) recognized on securities still held	52	93	410	(51)	835	504	(863)
Service charges	7,057	6,706	5,895	5,881	6,771	25,539	25,733
Bankcard revenue	6,762	6,791	7,221	6,213	5,991	26,987	23,059
Trust and investment management fee income	2,198	2,172	2,012	2,033	2,162	8,415	7,736
Bank owned life insurance	748	747	940	1,460	813	3,895	4,424
Sale of VISA shares	—	—	—	—	—	—	17,837
Other income	799	1,438	941	811	1,143	3,989	4,692
Total Non-Interest Income	17,616	17,947	17,448	16,630	17,721	69,641	82,680

Non-Interest Expense
Salaries and employee benefits	15,299	15,321	15,559	15,671	15,989	61,850	62,074
Occupancy related expense	2,429	2,507	2,525	2,622	2,447	10,083	9,765
Equipment and software related expense	2,733	2,554	2,655	2,544	2,660	10,486	10,200
FDIC insurance expense	400	396	382	405	363	1,583	884
Advertising	582	804	824	881	538	3,091	2,776

Bankcard expenses	1,576	1,549	1,746	1,584	1,443	6,455	5,893
Postage, delivery, and statement mailings	590	573	568	592	546	2,323	2,268
Office supplies	378	406	371	392	413	1,547	1,556
Legal and professional fees	405	610	589	675	438	2,279	2,176
Telecommunications	702	790	676	690	540	2,858	2,129
Repossessed asset (gains) losses, net of expenses	(29)	(108)	1	79	(68)	(57)	245
Other expenses	3,559	3,776	3,678	3,674	3,332	14,687	15,324
Total Non-Interest Expense	28,624	29,178	29,574	29,809	28,641	117,185	115,290
Income Before Income Taxes	29,623	28,982	27,788	24,801	26,787	111,194	111,312
Income tax expense	6,237	6,250	5,640	4,987	4,565	23,114	21,717
Net Income Available to Common Shareholders	$23,386	$22,732	$22,148	$19,814	$22,222	$88,080	$89,595

Distributed earnings allocated to common shareholders	$8,949	$8,726	$8,921	$9,037	$9,053	$34,901	$35,745
Undistributed earnings allocated to common shareholders	14,211	13,786	13,021	10,598	12,947	52,336	52,963
Net earnings allocated to common shareholders	$23,160	$22,512	$21,942	$19,635	$22,000	$87,237	$88,708

Average common shares outstanding	15,026	15,279	15,573	15,656	15,708	15,381	15,975
Shares for diluted earnings per share	15,056	15,302	15,594	15,687	15,733	15,407	15,995

Basic earnings per common share	$1.54	$1.47	$1.41	$1.25	$1.40	$5.67	$5.55
Diluted earnings per common share	$1.54	$1.47	$1.41	$1.25	$1.40	$5.66	$5.55

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Assets
Cash and due from banks	$101,804	$103,841	$97,523	$97,709	$77,412
Interest-bearing deposits in depository institutions	532,827	535,708	512,367	659,090	451,247
Cash and cash equivalents	634,631	639,549	609,890	756,799	528,659

Investment securities available-for-sale, at fair value	1,408,165	1,372,077	1,339,436	1,183,253	1,176,797
Other securities	25,531	25,497	25,793	29,174	29,364
Total investment securities	1,433,696	1,397,574	1,365,229	1,212,427	1,206,161

Gross loans	3,543,814	3,521,925	3,529,416	3,546,723	3,622,119
Allowance for credit losses	(18,166)	(18,751)	(20,016)	(24,076)	(24,549)
Net loans	3,525,648	3,503,174	3,509,400	3,522,647	3,597,570

Bank owned life insurance	120,978	120,238	119,491	118,976	118,243
Premises and equipment, net	74,071	75,156	76,263	76,529	76,925
Accrued interest receivable	15,627	16,224	15,967	16,231	15,793
Net deferred tax assets	63	90	—	1,395	—
Intangible assets	117,121	117,489	117,857	118,224	118,592
Other assets	81,860	82,419	89,958	71,142	96,697
Total Assets	$6,003,695	$5,951,913	$5,904,055	$5,894,370	$5,758,640

Liabilities
Deposits:
Noninterest-bearing	$1,373,125	$1,311,464	$1,279,932	$1,244,175	$1,176,990
Interest-bearing:
Demand deposits	1,135,848	1,139,033	1,070,004	1,077,749	1,027,201
Savings deposits	1,347,448	1,332,910	1,301,219	1,265,038	1,188,003
Time deposits	1,068,915	1,104,069	1,153,391	1,209,873	1,260,022
Total deposits	4,925,336	4,887,476	4,804,546	4,796,835	4,652,216
Short-term borrowings
Customer repurchase agreements	312,458	296,642	311,316	316,003	295,956
Net deferred tax liabilities	—	—	2,310	—	3,202
Other liabilities	84,796	90,499	90,407	89,847	106,160
Total Liabilities	5,322,590	5,274,617	5,208,579	5,202,685	5,057,534

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	170,942	170,300	169,674	170,526	171,304
Retained earnings	641,826	627,463	613,553	600,396	589,988
Cost of common stock in treasury	(193,542)	(183,303)	(157,936)	(142,484)	(139,038)
Accumulated other comprehensive income:
Unrealized gain on securities available-for-sale	17,745	20,878	28,227	21,289	36,894
Underfunded pension liability	(3,485)	(5,661)	(5,661)	(5,661)	(5,661)
Total Accumulated Other Comprehensive Income	14,260	15,217	22,566	15,628	31,233
Total Stockholders' Equity	681,105	677,296	695,476	691,685	701,106
Total Liabilities and Stockholders' Equity	$6,003,695	$5,951,913	$5,904,055	$5,894,370	$5,758,640

Regulatory Capital
Total CET 1 capital	$555,532	$550,426	$561,317	$563,523	$557,641
Total tier 1 capital	555,532	550,426	561,317	563,523	557,641
Total risk-based capital	570,336	565,712	577,543	582,816	577,292
Total risk-weighted assets	3,453,893	3,417,020	3,421,764	3,362,595	3,446,774

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020

Commercial and industrial	$346,184	$353,046	$358,583	$371,195	$372,989

1-4 Family	107,873	108,913	108,079	108,131	109,812
Hotels	311,315	297,341	290,119	293,176	294,464
Multi-family	215,677	215,307	212,715	212,561	215,671
Non Residential Non-Owner Occupied	639,818	664,365	653,264	649,683	641,351
Non Residential Owner Occupied	204,233	205,579	209,100	199,130	213,484
Commercial real estate (1)	1,478,916	1,491,505	1,473,277	1,462,681	1,474,782

Residential real estate (2)	1,548,965	1,506,572	1,521,102	1,532,907	1,587,694
Home equity	122,345	124,806	127,608	130,009	136,469
Consumer	40,901	43,296	45,184	47,224	47,688
DDA overdrafts	6,503	2,700	3,662	2,707	2,497
Gross Loans	$3,543,814	$3,521,925	$3,529,416	$3,546,723	$3,622,119

Construction loans included in:
(1) - Commercial real estate loans	$11,783	$19,360	$43,904	$39,101	$40,449
(2) - Residential real estate loans	17,252	19,059	20,838	22,129	27,078

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2021	2021	2021	2021	2020	2021	2020
Allowance for Loan Losses
Balance at beginning of period	$18,751	$20,016	$24,076	$24,549	$24,867	$24,549	$11,589

Charge-offs:
Commercial and industrial	—	—	(211)	(34)	(9)	(245)	(843)
Commercial real estate	(276)	(392)	(1,718)	(1)	(616)	(2,387)	(1,113)
Residential real estate	(68)	(18)	(86)	(93)	(139)	(265)	(1,250)
Home equity	(58)	(47)	(8)	(64)	(88)	(177)	(420)
Consumer	(13)	(3)	(79)	(147)	(27)	(242)	(192)
DDA overdrafts	(635)	(633)	(430)	(453)	(629)	(2,151)	(2,345)
Total charge-offs	(1,050)	(1,093)	(2,532)	(792)	(1,508)	(5,467)	(6,163)

Recoveries:
Commercial and industrial	31	69	25	46	74	171	91
Commercial real estate	27	18	15	164	150	224	525
Residential real estate	7	29	17	74	57	127	184
Home equity	6	58	3	23	47	90	136
Consumer	40	72	104	39	55	255	238
DDA overdrafts	354	307	308	413	333	1,382	1,467
Total recoveries	465	553	472	759	716	2,249	2,641

Net charge-offs	(585)	(540)	(2,060)	(33)	(792)	(3,218)	(3,522)
(Recovery of) provision for credit losses	—	(725)	(2,000)	(440)	474	(3,165)	10,722
Impact of adopting ASC 326	—	—	—	—	—	—	5,760
Balance at end of period	$18,166	$18,751	$20,016	$24,076	$24,549	$18,166	$24,549

Loans outstanding	$3,543,814	$3,521,925	$3,529,416	$3,546,723	$3,622,119
Allowance as a percent of loans outstanding	0.51%	0.53%	0.57%	0.68%	0.68%
Allowance as a percent of non-performing loans	290.1%	243.1%	199.3%	194.5%	200.7%

Average loans outstanding	$3,522,272	$3,535,497	$3,541,165	$3,585,790	$3,635,673	$3,545,978	$3,641,610
Net charge-offs (annualized) as a percent of average loans outstanding	0.07%	0.06%	0.23%	—%	0.09%	0.09%	0.10%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Nonaccrual Loans
Residential real estate	$2,809	$3,634	$2,482	$3,004	$2,968
Home equity	40	67	81	88	95
Commercial and industrial	996	531	820	1,200	768
Commercial real estate	2,373	3,355	6,383	7,792	8,401
Consumer	—	—	—	—	—
Total nonaccrual loans	6,218	7,587	9,766	12,084	12,232
Accruing loans past due 90 days or more	43	127	278	295	—
Total non-performing loans	6,261	7,714	10,044	12,379	12,232
Other real estate owned	1,319	1,335	1,309	1,625	1,650
Total non-performing assets	$7,580	$9,049	$11,353	$14,004	$13,882

Non-performing assets as a percent of loans and other real estate owned	0.21%	0.26%	0.32%	0.39%	0.38%

Past Due Loans
Residential real estate	$5,321	$5,258	$5,453	$4,092	$5,993
Home equity	618	688	523	449	575
Commercial and industrial	336	455	721	1,358	1,241
Commercial real estate	22	441	498	508	625
Consumer	60	35	12	10	113
DDA overdrafts	489	390	417	212	341
Total past due loans	$6,846	$7,267	$7,624	$6,629	$8,888

Total past due loans as a percent of loans outstanding	0.19%	0.21%	0.22%	0.19%	0.25%

Troubled Debt Restructurings ("TDRs")
Residential real estate	$16,943	$16,910	$17,788	$18,572	$19,226
Home equity	1,784	1,822	1,920	1,956	2,001
Commercial and industrial	414	430	—	—	—
Commercial real estate	1,914	1,937	3,076	4,615	4,638
Consumer	225	221	203	211	277
Total TDRs	$21,280	$21,320	$22,987	$25,354	$26,142

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,645,167	$15,692	3.78%	$1,648,921	$15,813	3.80%	$1,744,952	$17,623	4.02%
Commercial, financial, and agriculture (2)	1,831,461	18,740	4.06%	1,836,604	17,344	3.75%	1,837,044	17,077	3.70%
Installment loans to individuals (2), (3)	45,644	691	6.01%	49,972	714	5.67%	53,677	800	5.93%
Previously securitized loans (4)	***	154	***	***	91	***	***	184	***
Total loans	3,522,272	35,277	3.97%	3,535,497	33,962	3.81%	3,635,673	35,684	3.90%
Securities:
Taxable	1,171,340	5,753	1.95%	1,136,519	6,144	2.14%	976,897	5,500	2.24%
Tax-exempt (5)	239,096	1,551	2.57%	245,551	1,590	2.57%	238,198	1,587	2.65%
Total securities	1,410,436	7,304	2.05%	1,382,070	7,734	2.22%	1,215,095	7,087	2.32%
Deposits in depository institutions	588,678	217	0.15%	544,843	196	0.14%	275,106	60	0.09%
Total interest-earning assets	5,521,386	42,798	3.08%	5,462,410	41,892	3.04%	5,125,874	42,831	3.32%
Cash and due from banks	98,111			101,058			73,900
Premises and equipment, net	74,847			75,956			76,956
Goodwill and intangible assets	117,349			117,719			118,855
Other assets	216,780			220,420			231,309
Less: Allowance for loan losses	(18,756)			(20,407)			(25,112)
Total assets	$6,009,717			$5,957,156			$5,601,782

Liabilities:
Interest-bearing demand deposits	$1,113,693	$131	0.05%	$1,093,243	$127	0.05%	$953,604	$171	0.07%
Savings deposits	1,338,747	173	0.05%	1,315,462	169	0.05%	1,148,717	225	0.08%
Time deposits (2)	1,087,280	1,406	0.51%	1,126,553	1,659	0.58%	1,278,698	3,801	1.18%
Short-term borrowings	314,937	132	0.17%	282,722	115	0.16%	287,059	120	0.17%
Total interest-bearing liabilities	3,854,657	1,842	0.19%	3,817,980	2,070	0.22%	3,668,078	4,317	0.47%
Noninterest-bearing demand deposits	1,394,599			1,356,745			1,130,084
Other liabilities	84,071			86,263			105,445
Stockholders' equity	676,390			696,168			698,175
Total liabilities and
stockholders' equity	$6,009,717			$5,957,156			$5,601,782
Net interest income		$40,956			$39,822			$38,514
Net yield on earning assets			2.94%			2.89%			2.99%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$1,106			$1,120			$962

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$149	$154	$153
Commercial, financial, and agriculture	243	265	304
Installment loans to individuals	15	21	29
Time deposits	48	48	155
	$455	$488	$641

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended
	December 31, 2021			December 31, 2020
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,658,710	$64,492	3.89%	$1,768,789	$74,452	4.21%
Commercial, financial, and agriculture (2)	1,838,560	68,784	3.74%	1,816,658	72,128	3.97%
Installment loans to individuals (2), (3)	48,708	2,831	5.81%	56,163	3,319	5.91%
Previously securitized loans (4)	***	568	***	***	599	***
Total loans	3,545,978	136,675	3.85%	3,641,610	150,498	4.13%
Securities:
Taxable	1,075,550	23,071	2.15%	890,771	23,355	2.62%
Tax-exempt (5)	242,125	6,362	2.63%	164,740	4,954	3.01%
Total securities	1,317,675	29,433	2.23%	1,055,511	28,309	2.68%
Deposits in depository institutions	568,928	693	0.12%	230,043	492	0.21%
Total interest-earning assets	5,432,581	166,801	3.07%	4,927,164	179,299	3.64%
Cash and due from banks	92,847			76,173
Premises and equipment, net	76,069			77,670
Goodwill and intangible assets	117,899			119,471
Other assets	216,493			221,864
Less: Allowance for loan losses	(21,922)			(22,770)
Total assets	$5,913,967			$5,399,572

Liabilities:
Interest-bearing demand deposits	$1,071,628	$504	0.05%	$912,306	$1,005	0.11%
Savings deposits	1,291,225	689	0.05%	1,071,727	1,591	0.15%
Time deposits (2)	1,157,502	8,213	0.71%	1,329,841	19,927	1.50%
Short-term borrowings	298,413	489	0.16%	253,456	993	0.39%
Long-term debt	—	—	—%	830	100	12.05%
Total interest-bearing liabilities	3,818,768	9,895	0.26%	3,568,160	23,616	0.66%
Noninterest-bearing demand deposits	1,315,801			1,035,801
Other liabilities	84,377			100,166
Stockholders' equity	695,021			695,445
Total liabilities and
Stockholders' equity	$5,913,967			$5,399,572
Net interest income		$156,906			$155,683
Net yield on earning assets			2.89%			3.16%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$3,550			$1,842

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$620	$630
Commercial, financial, and agriculture	1,198	2,445
Installment loans to individuals	87	143
Time deposits	193	622
	$2,098	$3,840

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2021	2021	2021	2021	2020	2021	2020
Net Interest Income/Margin
Net interest income ("GAAP")	$40,631	$39,488	$37,914	$37,540	$38,181	$155,573	$154,644
Taxable equivalent adjustment	325	334	343	331	333	1,333	1,039
Net interest income, fully taxable equivalent	$40,956	$39,822	$38,257	$37,871	$38,514	$156,906	$155,683

Average interest earning assets	$5,521,386	$5,462,410	$5,459,564	$5,284,025	$5,125,874	$5,432,581	$4,927,164

Net Interest Margin	2.94%	2.89%	2.81%	2.91%	2.99%	2.89%	3.16%
Accretion related to fair value adjustments	(0.03)%	(0.04)%	(0.05)%	(0.04)%	(0.05)%	(0.04)%	(0.08)%
Net Interest Margin (excluding accretion)	2.91%	2.85%	2.76%	2.87%	2.94%	2.85%	3.08%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	11.34%	11.37%	11.78%	11.74%	12.18%
Effect of goodwill and other intangibles, net	(1.76)%	(1.78)%	(1.8)%	(1.81)%	(1.85)%
Tangible common equity to tangible assets	9.58%	9.59%	9.98%	9.93%	10.33%

Return on Tangible Equity
Return on tangible equity ("GAAP")	16.7%	15.7%	15.2%	13.5%	15.3%	15.3%	15.6%
Impact of sale of VISA shares	—	—	—	—	—	—	(2.4)%
Return on tangible equity, excluding sale of VISA shares	16.7%	15.7%	15.2%	13.5%	15.3%	15.3%	13.2%

Return on Assets
Return on assets ("GAAP")	1.56%	1.53%	1.49%	1.38%	1.59%	1.49%	1.66%
Impact of sale of VISA shares	—	—	—	—	—	—	(0.24)%
Return on assets, excluding sale of VISA shares	1.56%	1.53%	1.49%	1.38%	1.59%	1.49%	1.41%